                                                                   EXHIBIT 10.3


                      LOT/LAND PURCHASE AND SALE AGREEMENT

                                Date July 8, 1997

1. PURCHASE AND SALE. The undersigned buyer ("Buyer") agrees to buy and the undersigned seller ("Seller") agrees to sell all that tract or parcel of land, with such improvements as are located thereon, described as follows: All that tract of land lying and being in Land
         Lot    -    of the     -     District,     -     Section of Effingham
         County, Georgia, and being known as Address    Lot - 4 - Towne Park
         East (1.57 acre parcel), City    Rincon    Zip Code   31326, according
         to the present system of numbering in and around this area, being more particularly described as Lot _______, Block ______, Unit ______, Phase/Section ______ of_________________________________ subdivision, as recorded in Plat Book ______, Page _________, ___________ County, Georgia, records together with all landscaping, improvements, and appurtenances, all being hereinafter collectively referred to as the "Property". The full legal description of the Property is the same as is recorded with the Clerk of the Superior Court of the county in which the Property is located and is made part of this Agreement by reference.

2. PURCHASE PRICE. Buyer warrants that except as may be otherwise provided herein, Buyer will at closing have sufficient cash to complete the purchase of the Property and does not need to sell or lease other real property in order to complete the purchase of the Property. The purchase price of the Property to be paid by Buyer at closing is [Select one. The other is not a part of this Agreement]:

         X     Two-hundred twenty-five thousand and 00/100 U.S. Dollars,
               $225,000.00

OR

         X Seller shall have a survey made of the Property by a registered Georgia Surveyor; if said survey is not mutually acceptable, the parties agree to resolve that issue in accordance with the provisions of the "Survey Resolution Exhibit" attached and made a part hereof by reference thereto. The total purchase price shall be determined by multiplying the total number of acres, to the nearest one one-hundredth of an acre determined by survey by $N/A per acre.

3. METHOD OF PAYMENT. The purchase price of the Property shall be paid by the buyer at closing subject to the following: [Select sections A, B, C, and/or D Below. The sections not marked are not a part of this Agreement]:

 X       A.  ALL CASH AT CLOSING:  At closing, Buyer shall pay the purchase
--- price to Seller in cash, or its equivalent. Buyer's obligation to close shall not be contingent upon Buyer's ability to obtain financing. Buyer shall pay all closing costs.

         B.  LOAN TO BE ASSUMED, see Exhibit "______."
---
         C. NEW LOAN TO BE OBTAINED: This Agreement is made conditioned upon
--- Buyer's ability to obtain a loan in the principal amount of _______% of the purchase price listed above, with an interest rate at PAR of not more than _______% per annum on the unpaid balance, to be secured by a first lien security deed on the Property; the loan to be paid in consecutive monthly installments of principal and interest over a term of not less than ______ years. "Ability to obtain" as used herein means that Buyer is qualified to receive the loan described herein based upon lender's customary and standard underwriting criteria. The loan shall be of the type selected below: [The sections not marked are not a part of this Agreement.]

         ___ FIXED RATE MORTGAGE LOAN;   ___ ADJUSTABLE RATE MORTGAGE ("ARM")
         LOAN;     ___ FHA LOAN;     ___ VA LOAN; (see attached exhibit)
         ___ OTHER LOAN (see attached exhibit)

         (1) CLOSING COSTS AND DISCOUNT POINTS: At closing, __________ shall pay a sum not to exceed $ _____________ to be used at Buyer's discretion to pay for closing costs, loan discount points and survey costs. Buyer shall pay any additional costs, insurance premiums or escrow amounts to fulfill lender requirements or to otherwise close this transaction.

         (2) LOAN OBLIGATIONS: Buyer agrees to (a) make application for the loan within _______ (_____) days from the Binding Agreement Date, (b) immediately notify Seller of having applied for the loan and the name of the lender and (c) pursue qualification for and approval of the loan diligently and in good faith. Should Buyer not timely apply for the loan, Seller may terminate the Agreement if Buyer does not within 5 days after receiving written notice thereof cure the default by providing Seller with written evidence of loan application. Buyer agrees that a loan with terms consistent with those described herein shall satisfy this loan contingency. Buyer may also apply for a loan with different terms and conditions and close the transaction provided all other terms and conditions of this Agreement are fulfilled, and the new loan does not increase the costs charged to the Seller. Buyer shall be obligated to close this transaction if Buyer has the ability to obtain a loan with terms as described herein and/or any other loan for which Buyer has applied and been approved.

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         D.  SECOND LOAN TO BE OBTAINED, see Exhibit "________."
---

4. EARNEST MONEY. Buyer has paid to N/A ("Holder") earnest money of $ -0- check, OR $ -0- cash, which has been received by Holder. The earnest money shall be deposited in Holder's escrow/trust account (with Holder retaining the interest if the account is interest bearing) within 5 banking days from the Binding Agreement Date and shall be applied toward the purchase price of the Property at the time of closing. In the event any earnest money check is not honored, for any reason, by the bank upon which it is drawn, Holder shall promptly notify Buyer and Seller. Buyer shall have 3 banking days thereafter to deliver good funds to Holder. In the event Buyer does not timely deliver good funds, the Seller shall have the right to terminate this Agreement upon written notice to the Buyer.

         Holder shall disburse earnest money only as follows: (a) upon the failure of the parties to enter into a binding agreement; (b) at closing; (c) upon a written agreement signed by all parties having an interest in the funds; (d) upon order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (e) upon a reasonable interpretation of this Agreement by Holder. Prior to disbursing earnest money pursuant to a reasonable interpretation of this Agreement, Holder shall give all parties 15 days notice by certified mail (to each party's last known address), stating to whom the disbursement will be made. Any party may object in writing to the disbursement, provided the objection is received by Holder prior to the end of the 15-day notice period. All objections not raised in a timely manner shall be waived. In the event a timely objection is made, Holder shall consider the objection and shall do any or a combination of the following: (i) hold the earnest money for a reasonable period of time to give the parties an opportunity to resolve the dispute; (ii) disburse the earnest money and so notify all parties; and/or (iii) interplead the earnest money into a court of competent jurisdiction. Holder shall be reimbursed for and may deduct from any funds interpleaded its costs and expenses, including reasonable attorneys' fees. The prevailing party in the interpleader action shall be entitled to collect from the other party the costs and expenses reimbursed to Holder. No party shall seek damages from Holder (nor shall Holder be liable for the same) for any matter arising out of or related to the performance of Holder's duties under this earnest money paragraph. If Buyer breaches Buyer's obligations or warranties herein, Holder may pay the earnest money to Seller by check, which if accepted and deposited by Seller shall constitute liquidated damages in full settlement of all claims of Seller.


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

5.       CLOSING AND POSSESSION.

         A. PROPERTY CONDITION: Seller warrants that at the time of closing or upon the granting of possession if at a time other than at closing, the Property will be in the same condition as it was on Binding Agreement Date, normal wear and tear excepted. Seller shall deliver Property clean and free of debris at time of possession. If the Property is destroyed or substantially damaged prior to closing, Seller shall promptly notify Buyer of the amount of insurance proceeds available to repair the damage and whether Seller will complete repairs prior to closing. Buyer may terminate this Agreement not later than 5 days after receiving such notice by giving written notice to Seller. If Buyer does not terminate this Agreement, Buyer shall receive at closing such insurance proceeds as are paid on the claim which are not spent to repair the damage.

         B. TAXES: Real estate taxes on said Property for the calendar year in which the sale is closed shall be prorated as of the date of closing. Seller shall pay State of Georgia property transfer tax.

         C. CLOSING DATE AND POSSESSION: This transaction shall be closed on October 31, 1997, or on such earlier date as may be agreed to by the parties in writing, provided, however, that (1) in the event the loan described herein is unable to be closed on or before said date, or (2) Seller fails to satisfy valid title objections, Buyer or Seller may by notice to the other party (which notice must be received on or before to the closing date) extend this Agreement's closing date up to 7 days from the above-stated closing date. Buyer agrees to allow Seller to retain possession of the Property until closing or 6:00 p.m. N/A days after closing, whichever is later.

         D. WARRANTIES TRANSFER: Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof, Seller's interest in any manufacturer's warranties, service contracts, termite bond or treatment guarantee and/or other similar warranties which by their terms may be transferable to Buyer.

         E. PRORATIONS: Seller and Buyer agree to prorate all utility bills between themselves, as of the date of closing (or the day of possession of the Property by the Buyer, whichever is the later) which are issued after closing and include service for any period of time the Property was owned/occupied by Seller or any other person prior to Buyer.

         F. CLOSING CERTIFICATIONS: Buyer and Seller shall execute and deliver such certifications, affidavits, and statements


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         as are required at closing to meet the requirements of the lender and of federal and state law.

6. SELLER'S PROPERTY DISCLOSURE. Seller's Lot/Land Disclosure Statement is attached hereto and incorporated herein. Seller warrants that to the best of Seller's knowledge and belief the information contained therein is accurate and complete as of the Binding Agreement Date.

7.       TITLE.

         A. WARRANTY. Seller warrants that at the time of closing, Seller will convey good and marketable title to said Property by general warranty deed, subject only to (1) zoning; (2) general utility, sewer, and drainage easements of record on the Acceptance Date upon which the improvements do not encroach; (3) subdivision and/or condominium declarations, covenants, restrictions, and easements of record on the Acceptance Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.

         B. EXAMINATION. Buyer may, prior to closing, examine title and furnish Seller with a written statement of objections affecting the marketability of said title. If Seller fails to satisfy valid title objections prior to closing or any extension thereof, then Buyer may terminate the Agreement upon written notice to Seller, in which case Buyer's earnest money shall be returned. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.

         C. SURVEY. Any survey of the Property attached hereto shall be a part of this Agreement. Buyer shall have the right to terminate this Agreement upon written notice to Seller if a new survey performed by a surveyor licensed in Georgia is obtained which is materially different from any attached survey with respect to the Property, in which case Buyer's earnest money shall be returned. Matters revealed in said survey shall not relieve the warranty of title obligations of Seller referenced above.

8. INSPECTION. Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to thoroughly inspect, examine, test, and survey the Property. Seller shall cause all utility services and any pool, spa, and similar items to be operational so that Buyer may complete all inspections under this Agreement. The Buyer agrees to hold the Seller and all Brokers harmless from all claims, injuries, and damages arising out of or related to the exercise of these



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

                 rights. [Select section A. or B. below. The section not marked shall not be part of this Agreement.]

       ___       A.  INSPECTION PROCEDURE.  Buyer shall have the right and
     Buyer       responsibility to review and inspect all aspects of the
  Initials       Property in accordance with the attached "Lot/Land Special
                 Stipulations Exhibit" which is made a part hereof.

        OR

        X        B. PROPERTY SOLD "AS IS."  All parties agree that the
       ___       Property is being sold "as is," with all faults.  The Seller
     Buyer       shall have no obligation for repairs or replacements noted in
  Initials       any inspection(s) made by or for Buyer, except as may be
                 otherwise required herein. Such repairs or replacements shall be the sole responsibility of Buyer.

         9.      OTHER PROVISIONS.

                 A. BINDING EFFECT, ENTIRE AGREEMENT, MODIFICATION, ASSIGNMENT. This agreement shall be for the benefit of, and be binding upon, the parties hereto, their heirs, successors, legal representatives and permitted assigns. This Agreement constitutes the sole and entire agreement between the parties hereto and no modification or assignment of this Agreement shall be binding unless signed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto. Any assignee shall fulfill all the terms and conditions of this Agreement.

                 B. SURVIVAL OF AGREEMENT. All conditions or stipulations not fulfilled at time of closing shall survive the closing until such time as the conditions or stipulations are fulfilled.

                 C. GOVERNING LAW. This Agreement is intended as a contract for the purchase and sale of real property and shall be interpreted in accordance with laws of the State of Georgia.

                 D. TIME OF ESSENCE.  Time is of the essence of this Agreement.

                 E. TERMINOLOGY. As the context may require in this Agreement:
                 (1) the singular shall mean the plural and vice versa, and
                 (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

                 F. RESPONSIBILITY TO COOPERATE. All parties agree to timely take such actions and produce, execute, and/or deliver such information and documentation as is reasonably necessary to carry out the responsibilities and obligations of this Agreement.


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

                  G. NOTICES. Except as otherwise provided herein, all notices, including demands, required or permitted hereunder shall be in writing and delivered either (1) in person, (2) by an overnight delivery service, prepaid, (3) by facsimile transmission (FAX) or (4) by the United States Postal Service, postage prepaid, registered or certified return receipt requested. Notice shall be deemed to have been given as of the date and time it is actually received. Notwithstanding the above, notice by FAX shall be deemed to have been given as of the date and time it is transmitted if the sending FAX produces a written confirmation with the date, time and telephone number to which the notice was sent. Receipt of notice by the Broker representing a party as a client shall be deemed to be notice to that party for all purposes herein.

         10. DISCLAIMER. Buyer and Seller acknowledge that they have not relied upon any advice, representations or statements of Brokers and waive and shall not assert any claims against Brokers involving the same. Buyer and Seller agree that Brokers shall not be responsible to advise Buyer and Seller on any matter, including but not limited to the following: any matter which could have been revealed through a survey, title search or inspection of the Property; the condition of the Property, any portion thereof, or any item therein; the necessity or cost of any repairs to the Property; hazardous or toxic materials; the tax or legal consequences of this transaction; the availability and cost of utilities or community amenities; the appraised or future value of the Property; any condition(s) existing off the Property which may affect the Property; the terms, conditions and availability of financing; and the uses and zoning of the Property whether permitted or proposed. Buyer and Seller acknowledge that Brokers are not experts with respect to the above matters and that, if any of these matters or any other matters are of concern to them, they shall seek independent expert advice relative thereto.

         11. BROKERAGE AND AGENCY. The Brokers listed below have performed a valuable service in negotiating this Agreement and are made parties hereunder to enforce their commission rights. Payment of commission to a Broker shall not create an agency or subagency relationship between Buyer's Broker and either Seller or Seller's Broker. Seller agrees to pay the Listing Broker, if any, listed below at closing a commission (which commission has already been negotiated in a separate agreement) of $ -0- or -0- % of the purchase price. In the event this sale is made in cooperation with another Broker listed below as the Selling Broker, the Listing Broker shall receive -0- % of the total real estate commission paid hereunder and the Selling Broker shall receive -0- % of the total real estate commission paid hereunder.

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

                  In the event the sale is not closed because of Buyer's and/or Seller's failure or refusal to perform any of their obligations herein, the non-performing party shall immediately pay the Listing Broker and the Selling Broker their full commissions. The Listing Broker and Selling Broker may jointly or independently pursue the non-performing party for that portion of the commission which they would have otherwise received had the transaction closed. No Brokers shall owe any duty to Buyer or Seller greater than is set forth in the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. Section 10-6A-1 et seq. Seller and Buyer agree to indemnify and hold Broker harmless against all claims, damages, losses, expenses and/or liabilities arising out of or related to this transaction except those arising from Broker's intentional wrongful acts. Seller and Buyer acknowledge that if they have entered into a client relationship with a Broker, that Broker has disclosed on a prior basis (1) the types of brokerage relationships offered by the Broker, (2) any other brokerage relationship which would conflict with the client's interest and (3) the compensation of Broker and whether commissions will be shared with other Brokers. In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker and the broker's affiliated licensees. In this transaction, the relationship of the Listing Broker and the Selling Broker to the Buyer and Seller is as specified below.

                  LISTING BROKER: [Select A or B below. The section not marked shall not be a part of this Agreement]

                  ___ A. SELLER AGENCY: Listing Broker has entered into a
                      client relationship with Seller.

                   X B. DUAL AGENCY: Listing Broker has entered into a client relationship with Buyer and Seller.

                  SELLING BROKER: [Select A, B, C, D or E below. The section not marked shall not be a part of this Agreement]

                  ___ A. BUYER AGENCY: Selling Broker has entered into a client relationship with Buyer.

                   X B. DUAL AGENCY: Selling Broker has entered into a client relationship with Buyer and Seller.

                  ___ C. SELLER AGENCY: Selling Broker has entered into a
                      client relationship with Seller.

                  ___ D. TRANSACTION BROKERAGE: Selling Broker has not entered into a client relationship with Buyer or Seller.

                  ___ E. SELLER SUBAGENCY: Listing Broker has entered into a

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                  client relationship with Seller and has appointed Selling
                  Broker as its subagent.

         If dual agency or transaction brokerage is selected above, the applicable disclosure below is incorporated herein. Otherwise, the disclosure(s) is not a part of this Agreement.

         DUAL AGENCY DISCLOSURE
         Seller and Buyer are aware of Broker's dual agency role and have determined that the benefits of Broker's role outweigh the detriments. Seller and Buyer have been advised (1) that in this transaction the Broker has acted as a dual agent, (2) that the Broker represents two clients whose interests may be different or adverse, (3) that as a dual agent, Broker may not disclose information made confidential by request unless it is allowed or required to be disclosed and (4) that the client does not have to consent to dual agency. The clients referenced above have voluntarily consented to dual agency and have read and understood their brokerage engagement agreements. The Broker and/or affiliated licensees have no material relationship with either client or the nature of it is as follows:
         ______________________________________________________________________
         ____________________________________________________________. A
         material relationship means one actually known of a personal, familial or business nature between the Broker and affiliated licensees and a client which would impair their ability to exercise fair judgment relative to another client.

         AFFILIATED LICENSEE ASSIGNMENT: The Broker has assigned ____________ _________________________________________ (Selling licensee) to work with Buyer and_______________________________________________ (Listing
         Licensee) to work with Seller. Each shall be deemed to act for and represent exclusively the party to whom each has been assigned.

         TRANSACTION BROKERAGE DISCLOSURE
         Seller and Buyer are aware that if they are not represented by a Broker they are each solely responsible for protecting their own interests. Seller and Buyer acknowledge that the Broker may perform ministerial acts for either party as a transaction Broker.

12.      TIME LIMIT OF OFFER.
         This instrument shall be open for acceptance until ______ o'clock ____
         M. on the __________ day of __________________, 19 ___.

13. EXHIBITS AND ADDENDA. All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement:
         Lot/Land Special Stipulations (F21), Seller's Lot/Land Property Disclosure Statement (F36)

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

         See Exhibit "A" attached to and made a part of this contract.

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any preceding paragraph, shall control.

___      (Mark if additional pages are attached.)

A. This contract is contingent upon the Charter being approved by the Department of Banking and Finance - State of Georgia and Federal Deposit Insurance Corporation for the New Citizens Bank of Effingham, Rincon Branch; presently in organization within contract period. In the event approval for the Rincon Branch is not approved by contract date; Purchaser can close transaction or extend contract until December 31, 1997 and pay Sellers interest at prime interest rate during the extension period plus 1% on Sun Trust Bank rate.

B. It is agreed that Seller will provide water and sewer to referenced property and install the new curb cut to be located between lots 4 and 5 at no expense to Purchaser. Seller shall also provide and access road on the rear of lots 4 and 5 leading to Towne Park East Drive at no expense to Purchaser. It is further understood that a 15 foot access easement will be located on each side of parcels 4 and 5 (30 foot total) to furnish access to both parcels. Each property owner will be responsible for sharing the expense of the paving and curb and gutter for the 30 foot easement as shown on attached exhibit.

C. Contract is contingent upon final approval from the Town of Rincon for the subdivision of said lots. In the event approval is not obtained by the projected closing date from the Town of Rincon; Purchaser and Seller agrees to extend contract and close within 10 days of approval from the Town of Rincon.

D. It is understood and agreed that Philip M. Heidt, a licensed Real Estate Broker in the State of Georgia is one of the officers of The Effingham Company, Inc. and is part owner of the 21 Centre Partnership (Seller). Mary O. Kieffer, wife of W. Harvey Kieffer is also an officer in The Effingham Company, Inc., as well. Philip M. Heidt and
         W. Harvey Kieffer are one of the partners in The Citizens Effingham Partnership (Purchasers) of said property.


                     (This page intentionally left blank.)

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
Century 21 Heidt Realty (294)              s/ Harry H. Shearouse
-----------------------------------        ------------------------------
Selling Broker    MLS Office Code          Buyer's Signature     SS/FEL #
                                           Print or Type Name: Citizens
                                                               ----------
By: s/ Philip M. Heidt                     Effingham Partnership
    -------------------------------        ------------------------------
   Broker or Broker's Affiliated
         Licensee                          Citizens Effingham Partnership
Print or Type Name:                        ------------------------------
                   -----------------       Buyer's Signature     SS/FEL #
Bus.Phone 912 826-2411 Fax 826-0210           Print or Type Name:
          ------------    --------                               ----------
                                           21 Centre Partnership-Seller-
                                           ------------------------------


Century 21 Heidt Realty  (294)             s/Thomas C. Strickland, Jr.
----------------------------------         C. Murray Kight
Listing Broker     MLS Office Code         ------------------------------
Multiple Listing #                         Seller's Signature    SS/FEL #
                  -----------------        Print or Type Name:

By: Philip M. Heidt
    ----------------------------
    Broker or Broker's Affiliated
         Licensee                          ______________________________
Print or Type Name:____________            Seller's Signature    SS/FEL #
Bus.Phone:912 826-2411FAX826-0210          Print or Type Name:   The
          ------------   --------                              ----------
                                           Effingham Company, Inc.
                                           ------------------------------
                                               Philip M. Heidt, President
                                               W. Harvey Kieffer, Sec.


ACCEPTANCE DATE
The above proposition is hereby accepted, 10 o'clock A .M. on the 7th day of August, 1997.

BINDING AGREEMENT DATE
This instrument shall become a binding agreement on the date ("Binding Agreement Date") when notice of the acceptance of this Agreement has been received by offeror. The offeror shall promptly notify offeree when acceptance has been received.

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                                   EXHIBIT A

                 See Plat on file with Century 21 Heidt Realty.

LAND SALES CONTRACT
APPROVED BY AND FOR USE OF MEMBERS
SAVANNAH BOARD OF REALTORS

1.       Submission offer date June 25 ,1997.

2. The undersigned SELLER(S) agrees to sell, and the undersigned PRUCHASER(S) agrees to buy, through CENTURY 21 Heidt Realty the listing Real Estate broker, all that certain lot of land in Effingham, COUNTY GEORGIA, which is more full described in the legal description set forth or attached and made a part hereof:

                 1.29 Acres located in the City of Springfield, 9th GMD, Effingham County, Georgia, Plat recorded in Plat Cabinet A, Slide 319-F, of the Clerks Records, Effingham County Georgia. See Exhibit "A" Attached to and made a part of this Contract.

         including all plumbing, water system and other stationary equipment, also all trees shrubbery, and standing timber.

3. PURCHASE PRICE of said property shall be One hundred ten thousand and 00/100 Dollars ($110,000.00) to be paid as follows:

                 Cash to Seller at Closing.
                 This Contract is contingent upon the charter being approved by the Department of Banking and Finance - State of Georgia for the New Citizens Bank of Effingham, Springfield office; presently in organization within a 6 month period.

4. TITLE: Seller warrants that he presently has good and marketable title to the property and agrees to convey said property to the Purchaser at closing by General Warranty Deed subject only to leases, easements, restrictions and encumbrances as recorded.

                 In the event leases are specified in this contract, the Purchaser agrees to assume the Seller's responsibility thereunder to the tenant and to the Broker who negotiated such leases.

                 It is expressly understood and agreed between the parties hereto that TIME IS OF THE ESSENCE of this contract. The sale shall be closed on or before December 30, 1997 prior to which time Purchaser shall have the opportunity of having the title examined. Should any legal defect be found in the Title, Seller shall be provided with a written statement thereof prior to above said date and given a reasonable time thereafter within which to correct the same; however in no event to exceed sixty (60) days from the date of said notice of defect. Upon the expiration of sixty (60) days, Purchaser has the option to void this contract.

5. TAXES, rentals, water rent and refuse collection fees are to prorated as of the date of the consummation of this sale. Insurance premiums may be prorated at the option of the Purchaser.

6. COST OF STREET paving, curbs or gutters completed as of the date of execution of this Sales Contract shall be paid by the Seller upon consummation of this sale. Purchaser shall assume the obligations for all Street paving or improvements completed after the execution hereof.

7. EARNEST MONEY: Broker acknowledges that Purchaser has paid the sum of On thousand and 00/100 DOLLARS ($1000.00) _____ Cash, X Check payable to CENTURY 21 Heidt Realty as earnest money which shall be applied as part payment of the Purchase price of the property at Closing. Said earnest money will be deposited in Broker's escrow account only after final acceptance of this Instrument. In the event the Purchaser shall stop payment of his earnest money check or should the purchaser's earnest money check be dishonored when presented to the bank, then at the Seller's option this agreement may be declared null and void. All parties to this contract agree that the Broker required to deposit the earnest money may deposit the earnest money in an interest bearing account and that said Broker is entitled to the interest earned on such deposit to cover his administrative expenses.

8. BROKERAGE/SELLER OR PURCHASER DEFAULT: In negotiating this contract, Broker has rendered a valuable service and is therefore made a party hereto to enable Broker to enforce its commission rights hereunder against the parties hereto on the following basis:

         Seller agrees to pay Broker the full commission when the sale is consummated. In the event the sale is not consummated because of Seller's inability, failure or refusal to perform any of the Seller's covenants herein, then the Seller shall pay the full commission to Broker, and Broker at the option of Purchaser, shall return the earnest money to Purchaser, as herein provided. Purchaser agrees that if Purchaser fails or refuses to perform any of the Purchaser's covenants herein, Purchaser shall forthwith pay Broker the full commission provided at the sole option of Seller. Broker may first apply one-half (l/2) of the earnest money towards the payment of, but not to exceed, the full commission and shall pay the balance thereof to Seller as liquidated damages, and Seller accepts the balance as Seller's liquidated damages in full settlement of any claim for damages, whereupon Broker shall be released by any and all liability for return of earnest money to Purchaser. Should seller reject tender by Broker of one-half (1/2) of the earnest money deposit in full settlement for his damages due to Purchaser's default, Seller shall retain all rights at law against Purchaser for his default on this contract and said one-half of the earnest money shall be retained by the Broker until the matter is resolved after having paid the other one-half to himself. Purchaser will be responsible for any credit report and appraisal charges. The Agent's commission as herein provided shall not be cancelled or defeated in the event the Seller and Purchaser should mutually agree to call off the sale and the earnest money paid hereunder shall be applied to the payment of said commission; the balance, if any, shall be refunded to the Purchaser. In the event the amount of said deposit is insufficient to pay Agent's commission as herein provided, Seller and Purchaser shall be jointly and severally liable for the balance due the Agent thereon. Both Seller and Purchaser will be equally responsible for any credit report and appraisal charges. In the event the sale is not consummated for reasons other than default of the Parties as herein provided, the earnest money deposit is to be refunded to the Purchaser less the cost of the credit report and appraisal fees if they have been already incurred by a Seller or Lender.

         In the event is is necessary for any Broker involved in the transaction to file suit to collect any commission due hereunder and said suit to collect the commission is determined in favor of Broker, there shall be added to the amount of the commission recovered, in said suit by the court an additional sum sufficient to pay the attorney's fees and litigation expenses.

         In the event either Seller or Purchaser brings suit against the other for the purpose of enforcing this contract the prevailing party in said litigation shall have added to any reward recovered in said suit by the court, an additional sum sufficient to pay the Attorney's fees and litigation expenses.

         In the event the sale is not consummated for reasons other than default of the parties as herein provided, the earnest money deposit is to be refunded to the Purchaser less loan processing costs and closing expenses incurred.

         If either Purchaser or Seller commits an anticipatory breach or indicates implicity or actually that such party will consummate this sale, the defaulting party hereby waives the necessity of tender.

         The agent in negotiating this contract has rendered a valuable service and Seller agrees to pay agent's commission at closing based upon $10,000.00 (Flat Fee) percent of the total sales price or in accordance with the Seller's listing agreement.

         This contract has been made in cooperation with N/A, a licensed Broker, which will receive -- ____________
percent of the total sales price at closing.

9. CLOSING COST: Closing costs to include, but not limited to, Attorney's fees, intangible tax, recording costs and long distance phone calls to be paid by (check one) ____ Seller, X Purchaser, ___Other. See Special Stipulation #________ .

         Closing Attorney to be selected by X Purchaser, ____ Seller, and subject to lender's approval.

         Purchaser and Seller mutually agree to close at a time and place designated by Closing Attorney within five (5) working days after notification from the Closing Attorney that the sale is ready to close.

10. ENTIRE AGREEMENT. This contract constitutes the entire agreement between the parties, and shall be binding upon and inure to the benefit of heirs, executors, administrators and assigns of the respective parties hereto. ALL additions or modifications to this contract shall be only in writing and signed by ALL parties and shall become an amendment to this contract. There shall be no verbal agreements of any kind between parties.

11. CONTINGENT AND LIMITING CONDITIONS. The Seller's Agent assumes that there are no hidden or unapparent conditions of the property, subsoil, or structures. The Seller's Agent assumes no responsibility for such conditions or for engineering which might be required to discover such factors.

12. AGENCY DISCLOSURE. See Exhibit "B" attached to and made a part of this Contract.

13. ADVICE AND REPRESENTATION WAIVER: Seller acknowledges that he has not relied upon the representations, if any, by Broker (or the agents of Broker) relative to the legal and tax consequences of this contract or the sale of this property, and Purchaser acknowledges that he has not relied upon the advice or representation, if any, by Broker (or agents of Broker) relative to the legal and tax consequences of this contract or the purchase and ownership of the property, the structural condition of the property, the operating condition of electrical, heating, air conditioning, plumbing, water heating systems, and appliances in the property, the availability of utilities to the property, the past or potential effects of rising flood waters on the property or the investment potential or resale value of the property. Seller and Purchaser both acknowledge that if such matters have been of concern to them, they have sought and obtained independent advice relative hereto.

14. SPECIAL STIPULATIONS: The following stipulations and any addenda, if in conflict with any printed matter in this Agreement, shall control and take precedence over such printed matter.

14-A. It is understood and agreed that Philip M. Heidt is a licensed Real Estate Broker in the State of Georgia and one of the Purchasers of this property. Seller further acknowledges that Broker has represented them in the Purchase of this and other properties and is acting as a Dual Agent in this transaction.

14-B. This property is served by City water; however, City sewer is not available to this site at present.

14-C. This contract is contingent upon this property being exchanged for a site owned by the Jack E. Ramsey, Sr. Estate located at 802 South Laurel Street adjacent to the Springfield Post Office.

15. OFFER PERIOD: This instrument shall be regarded as an offer by the Purchaser or Seller who first signs to the offer and is open for acceptance by the other until ________ o'clock ___ M., on the __________ day of __________ __ , 19___ by which time written acceptance of such offer must have been actually received by Broker, Sales Manager, or by Broker's Agent, who shall promptly notify his client/customer of such acceptance.



EXECUTED IN THE PRESENCE OF:      WITNESS THE HAND AND SEAL OF THE UNDERSIGNED:

CENTURY 21 Heidt Realty                                         (L.S.)
-----------------------------     -----------------------------
SELLING COMPANY                   (Signature)               PURCHASER

                                  s/Harry H. Shearouse          (L.S.)
-----------------------------     ------------------------------
BROKER OR REALTOR                 (Signature)               PURCHASER


s/Philip M. Heidt                 Citizens Effingham Partnership
-----------------------------     ------------------------------------
BY AUTHORIZED AGENT               (Print name in which title is desired
                                   for ownership)

                                  s/Robert L. Wiggins, Jr.       (L.S.)
-----------------------------     -------------------------------
LISTING COMPANY                   (Signature)  Robert L. Wiggins, Jr.,
                                                                 Seller

                                  s/ Ira Keith Wiggins           (L.S.)
-----------------------------     -------------------------------
BROKER OR REALTOR                 (Signature)   Ira Keith Wiggins
                                                                 Seller

                                  s/W.H. Johnson, III
-----------------------------     -------------------------------
BY AUTHORIZED AGENT                      W. H. JOHNSON, III
                                                                 Seller


ACCEPTANCE DATE:

         THE ABOVE PROPOSITION IS HEREBY ACCEPTED, 5:15 O'CLOCK P.M., THIS 7th DAY OF July, 1997.



A CONTRACT FOR SALE OF REALTY IN GEORGIA IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, SEEK COMPETENT LEGAL ADVICE.

                                   EXHIBIT A

         Plat of 1.29 acres, divided from Property of Arte Tebeau for Robert L. Wiggins, Jr. & Ira Keith Wiggins & W.H. Johnson, III.

         Recorded in the Office of the Clerk of the Superior Court of Effingham County, Georgia in Plat Cabinet A, Slide 319-F.

                                   EXHIBIT B

         See Agency Disclosure document on file with Century 21 Heidt Realty. Also see Sellers Property Disclosure statement on file with Century 21 Heidt Realty.

STATE OF GEORGIA          )
                          )
COUNTY OF EFFINGHAM       )

         This indenture made and entered into on the 9th day of August, 1997 between JACK EARL RAMSEY, JR. and SPEIR NEWTON RAMSEY as Executors and Trustees under the last will and testament of the late JACK E. RAMSEY and MARY LILLIAN
C. RAMSEY, deceased as First Party and CITIZENS EFFINGHAM PARTNERSHIP of Effingham County, Georgia, acting as agent for a group of citizens in the process of chartering the Citizens Bank of Effingham as Second Party.

                              W I T N E S S E T H

         WHEREAS, Second Party has contracted for the purchase of a parcel of property containing 1.29 acres described below, contingent upon the Department of Banking and Finance issuing a charter to the Citizens Bank of Effingham; and

         WHEREAS, the Second Parties have decided that they would like to exchange the piece of property that they have contracted to purchase with the Estate of the late JACK E. RAMSEY and MARY LILLIAN C. RAMSEY for another site on which they prefer to build their bank; and

         WHEREAS, the executors and trustees under the last Will and Testament of the said JACK E. RAMSEY and MARY LILLIAN C. RAMSEY are willing to make such exchange on an even basis with there being no money transferred between the Parties in this transaction; and

         WHEREAS, this is strictly to be an exchange of one piece of land for another piece of land without any cash consideration; and

         NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) in hand paid to First Parties by Second Parties, the receipts of efficiency thereof being hereby acknowledged, the Parties hereto agree as follows:

         In the event that the Department of Banking and Finance issues a Charter to the Citizens Bank of Effingham, all of the following acts set forth hereunder shall take place:

         (a) Second Parties shall perform all acts necessary to complete their acquisition of a tract of land containing

                           1.29 acre corner lot situated in Springfield and this plat is a survey plat that is recorded 4/27/95 and prepared by Paul D.Wilder, registered land surveyor, recorded in Plat A/ 319 F in the Clerk of Effingham County, which is incorporated herein by this reference and said map marked Exhibit "A" and made a part hereof.

         (b) Second Party shall then convey said property to JACK EARL RAMSEY, JR. and to SPEIR NEWTON RAMSEY as Co-Executors of the last will and testament of JACK E. RAMSEY and MARY LILLIAN C. RAMSEY in exchange for property owned debt free by the Estate of the said JACK E. RAMSEY, SR. being more particularly described as follows:

                          1.60 acres lying westerly of State Highway 21 in the City of Springfield, 11th GM District, Effingham County, Georgia, being shown on a plat prepared by Paul D. Wilder, R.L.S. dated July 23, 1997 known as file #4715 and having the metes, bounds and dimensions shown thereon, said map marked Exhibit "B" and made a part hereof.

         (c) Immediately upon receipt of the approval from the State Department of Banking and Finance, Second Party shall immediately proceed to acquire the property described in sub-paragraph (a) hereof.

         (d) As soon as Second Party acquires the property described in sub-paragraph (a), Second Party shall convey the same in exchange for the property described in sub-paragraph (b) above and the First Party shall convey the property described in paragraph (b) to the Second Party. This shall be an even swap of land for land with no monetary consideration.

         (e) Titles shall be examined by each Party at his own expense and shall be conveyed by a fee simple warranty deed with full warranty of title. Should either of the properties be found to have an unmerchantable title, then either Party may declare this contract null and void.

         (f) Second Party shall have not more than 90 days from the last signature date on this contract to acquire the property described in sub-paragraph (a) and shall have 30 days thereafter in which to acquire said property, have it surveyed and convey it to First Party.

         (g)     Each Party shall pay for his own attorney's fees.

         IN WITNESS WHEREOF, the Parties hereunto set their hands in seal on this day and year first above written as the date hereof.

                                            THE ESTATE OF JACK EARL RAMSEY, SR.

                                  /s/ Jack Earl Ramsey                   (L.S.)
                                  ---------------------------------------
                                  BY JACK EARL RAMSEY, JR.
                                  Executor of above

                                  /s/ Speir N. Ramsey                    (L.S.)
                                  ---------------------------------------
                                  BY SPEIR NEWTON RAMSEY
                                  Executor of above

                                  /s/ Harry H. Shearouse                 (L.S.)
                                  ---------------------------------------
                                  CITIZENS EFFINGHAM PARTNERSHIP,
                                  Second Party



         The foregoing agreement was signed sealed and delivered by all three Parties on the 8th day of August, 1997, in the presence of:



/s/ Phyllis M. Shearouse
-----------------------------------------------
WITNESS



/s/ Dwayne A. Duff
-----------------------------------------------
Notary Public
Effingham County, Georgia

                                   EXHIBIT A

         Plat of 1.29 acres, divided from Property of Arte Tebeau for Robert L. Wiggins, Jr. & Ira Keith Wiggins & W.H. Johnson, III

         Recorded in the Office of the Clerk of Superior Court of Effingham County, Georgia in Plat Cabinet A, Slide 319-F.

                                   EXHIBIT B

         See Plat of Lots 17, 18 and the Northern 25' of Lot 19 Jack E. Ramsey, Sr. Subdivision Surveyed for Citizens Effingham Partnership on file with Wilder Surveying & Mapping, Rincon, Georgia.